Exhibit 21.1      Subsidiaries of Registrant

                              GRILL CONCEPTS, INC.
                             A Delaware Corporation

         Name                                          State of Organization
      -----------                                     ------------------------
Grill Concepts, Inc.                                   California
Uno Concepts, Inc.                                     New Jersey
Uno Concepts of Cherry Hill, Inc.                      New Jersey
Uno Concepts of New Jersey, Inc.                       New Jersey
C.T.S. Investments, Inc.                               Pennsylvania
Grill Concepts D.C., Inc.                              District of Columbia
The Grill on the Alley, Inc.                           California
Emndee, Inc.                                           California
San Jose Grill LLC                                     California
Universal Grill Concepts, Inc.                         California
Chicago - The Grill on the Alley, LLC                  Illinois
Grill Concepts Management,Inc.                         California